SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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NANO-JET COR.

(Name of registrant as Specified in its Charter)

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NANO-JET CORP.

15321 Main Street, Suite 102

PO Box 5000, PMB 152

Duvall, WA 98019

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT NOVEMBER 9, 2007

This Information Statement, which is being provided to shareholders on or about November 17, 2006, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Nano-Jet Corp. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.

Amend the Company’s Articles of Incorporation to change its name to Hitor Group, Inc.

Only shareholders of record at the close of business November 9, 2007 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

Ken Martin

CEO

NANO-JET CORP.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Nano-Jet Corp., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company Articles of Incorporation, approved by the Board of Directors on November 9, 2007.

Record Date and Voting Securities

Only shareholders of record at the close of business on November 9, 2007 are entitled to notice of the action taken, as described herein. On November 9, 2007, the Company had outstanding 40,569,633 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On November 9, 2007, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.

This Information Statement was first provided to the Company's shareholders on or about December 10, 2007.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

Purpose:  The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to Hitor Group, Inc.

No Dissenters' Rights: Pursuant to the Nevada Revised Statues, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 9, 2007, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Ken Martin	10,200,000	25.1%
Common	Harold Hartz	2,500,000	6.2%
Common	Lin Xiao	2,500,000	6.2%
Common	Paul Walsh	3,500,000	8.6%
Common	Officers and Directors as a Group (3)	15,200,000	37.5%

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company's directors have not and currently do not receive any compensation from the Company for their service as corporate directors.

Summary Compensation Table

Long-Term Compensation
Annual Compensation	Awards	Payouts

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Lyle Durham CEO	2004 2005 2006	0 0 0	0 0 0	0 $10,000 $65,000	0 0 150,000*	0 0 0	0 0 0	0 0 0
Ken Martin, CEO	2006

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended December 31, 2006. Except as noted above, there has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2006.

On September 8, 2006, the Board of Directors approved the issuance of 150,000 shares of restricted stock, at a price of $.50 per share, to L&D Enterprises, a company controlled by Lyle Durham, the former CEO, as compensation for past and future services to the Company.

Stock Option Grants

The Company did not grant any stock options to the executive officers during the most recent fiscal period ended December 31, 2006. The Company has also not granted any stock options to the executive officers since incorporation, November 4, 2002.

Director Compensation

The Directors of the Company do not receive compensation at this time, but are paid consulting fees for specific services as incurred.

By the Order of the Board of Directors

NANO-JET CORP.

Date: December 21, 2007

 By:

Ken Martin, CEO, Director